Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-197849, 333-275138, 333-281718, and 333-281719) on Form S-3 and (Nos. 333-190074, 333-258204, and 333-282823) on Form S-8 of our reports dated February 7, 2025, with respect to the consolidated financial statements of Rexford Industrial Realty, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California
February 7, 2025